As filed with the Securities and Exchange Commission on December 16, 1996.

                                              Registration No. 333-15769

                   U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                           AMENDMENT NO. 1 TO FORM S-1


                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                          GAME FINANCIAL CORPORATION

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   MINNESOTA
                        (State or other jurisdiction of
                         incorporation or organization)

                                      7398
                          (Primary Standard Industrial
                           Classification Code Number)

                                   41-1684452
                     (I.R.S. Employer Identification Number)


                           13705 FIRST AVENUE NORTH
                         MINNEAPOLIS, MINNESOTA 55441
                          TELEPHONE: (612) 476-8500
                               WWW.GAMECASH.COM
             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
             INCLUDING AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                          GARY A. DACHIS, PRESIDENT
                           13705 FIRST AVENUE NORTH
                         MINNEAPOLIS, MINNESOTA 55441
                          TELEPHONE: (612) 476-8500
                          TELECOPIER: (612) 476-8402
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         Copies of communications to:

     ERIC O. MADSON, ESQ.                    JOHN T. KRAMER, ESQ.
     WINTHROP & WEINSTINE, P.A.              DORSEY & WHITNEY LLP
     3000 DAIN BOSWORTH PLAZA                220 SIXTH STREET SOUTH
     60 SOUTH SIXTH STREET                   MINNEAPOLIS, MINNESOTA 55402
     MINNEAPOLIS, MINNESOTA 55402-4430       TELEPHONE: (612) 340-8702
     TELEPHONE: (612) 347-0622               TELECOPIER: (612) 340-8738
     TELECOPIER: (612) 347-0600

       Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be borne by the Company in connection with the issuance and distribution of the shares of Common Stock offered hereby:


SEC registration fee                 $  7,061
NASD filing fee                         2,830
Nasdaq NNM Listing Fee                 17,500
Legal fees and expenses                90,000
Accounting fees and expenses           25,000
Representatives' expense
 allowance                             65,000
Blue Sky fees and expenses              6,000
Printing expenses                      50,000
Transfer agent fees and expenses        5,000
Miscellaneous                          31,609
 TOTAL                               $300,000

Each amount set forth above, except the SEC registration fee and the NASD filing fee, is estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 302A.521 of the Minnesota Statutes provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, the Company must indemnify its current and former officers, directors, employees and agents against expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such person in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

Article VI of the Company's Bylaws provides that the directors, officers, committee members of the Company and other persons shall have the rights to indemnification provided by Section 302A.521 of the Minnesota Statutes. In addition, Article VIII of the Company's Articles of Incorporation provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the Company or its shareholder; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Minnesota Statutes, Sections 302A.559 or 80A.23; or (4) for any transaction from which the director derives an improper personal benefit.

The form of Underwriting Agreement (Exhibit 1.1 hereto) contains provisions by which the Underwriters have agreed to indemnify the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each director of the Company, and each officer of the Company who signs this Registration Statement, with respect to information furnished in writing by or on behalf of the Underwriters for use in this Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the Registrant has issued the following securities pursuant to exemptions from registration under the Securities Act:

1. On February 24, 1994, the Company issued 1,760,000 shares of Common Stock to its three existing shareholders pursuant to a 177-for-one stock split effected as a stock dividend. No cash consideration was paid for such shares. No commissions were paid in connection with the issuance of such shares. The issuance of such shares was not deemed a "sale" for purposes of the Securities Act.

2. Pursuant to the reorganization described in the Prospectus included in this Registration Statement, the Company issued 30,000 shares of Common Stock to the shareholders of Game Financial Corporation of Wisconsin ("GFW") and Game Financial Corporation of Mississippi ("GFM"), which were under common ownership with the Company. The shares were issued in exchange for the shares of common stock of GFW and GFM which were surrendered in the Reorganization; no cash consideration was paid. No commissions were paid in connection with the issuance of shares in the Reorganization. The transaction was made in reliance on the exemption from registration provided in Section 4(2) of the Securities Act, as a transaction not involving a public offering. See "Certain Transactions."

3. On September 26, 1995, the Company issued 867,947 shares of Common Stock to its existing shareholders pursuant to a five-for-four stock split effected as a stock dividend. No cash consideration was paid for such shares. No commissions were paid in connection with the issuance of such shares. The issuance of the shares was not deemed a "sale" for purposes of the Securities Act.

4. On June 21, 1996, the Company issued 869,482 shares of Common Stock to its existing shareholders pursuant to a five-for-four stock split effected as a stock dividend. No cash consideration was paid for such shares. No commissions were paid in connection with the issuance of such shares. The issuance of such shares was not deemed a "sale" for purposes of the Securities Act.

5. In April 1996, the Company issued an aggregate of 132,813 shares to three persons pursuant to the exercise of Common Stock purchase warrants granted to the underwriter of its initial public offering in March 1994. No commissions were paid in connection with the issuance of such shares. The transaction was made in reliance on the exemption from registration provided in Section 4(2) of the Securities Act, as a transaction not involving a public offering.

The certificates representing the shares issued or to be issued in the transactions described above contain, or will contain, a restrictive legend stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Listing of Exhibits

The following exhibits are hereby filed as part of this Registration Statement on Form S-1 or incorporated by reference.

  EXHIBIT
    NO.      DESCRIPTION

    1.1      Form of Underwriting Agreement

    3.1      Articles of Incorporation of Game Financial Corporation, as amended

    3.2      Bylaws of Game Financial Corporation, as amended

    5.1      Opinion and Consent of Winthrop & Weinstine, P.A.

    10.1 Game Financial Corporation 1994 Stock Option and Incentive Plan, as amended *

    10.2     Employment Agreement between the Company and Gary A. Dachis *

    10.2.1 Amendment to Employment Agreement between the Company and Gary A. Dachis *

    10.3     Form of Non-Competition Agreement

    10.4     Form of Financial Services Agreement

    10.5     Form of Cash Advance Agreement

    10.6     Sublease Agreement between the Company and Grand Casinos, Inc.

    10.7 Financial Services Agreement between Game Financial Corp. of Louisiana and Coushatta Indian Tribe of Louisiana +

    10.8 Cash Advance Agreement between Game Financial Corp. of Mississippi and Grand Casinos of Mississippi, Inc. -- Gulfport +

    10.9 Cash Advance Agreement between Game Financial Corp. of Mississippi and Grand Casinos of Mississippi, Inc. -- Biloxi +

    10.10 Financial Services Agreement between Game Financial Corp. of Louisiana and The Tunica Biloxi Indian Tribe of Louisiana +

    10.11 Financial Services Agreement between Game Financial Corporation and The Corporate Commission of the Mille Lacs Band of Ojibwe (Hinckley) +

    10.12 Financial Services Agreement between Game Financial Corporation and The Corporate Commission of the Mille Lacs Band of Ojibwe (Mille
             Lacs) +

    10.13 Cash Advance Agreement between Game Financial Corporation and Stratosphere Corporation +

    10.14 Cash Advance Agreement between Game Financial Corporation of Mississippi and B.L. Development Corporation +

    10.15 Financial Services Agreement between GameCash, Inc. and Soaring Eagle Gaming +

    10.16 Automatic Teller Machine Supply and Servicing Agreement dated August 2, 1996 between GameCash, Inc. and Soaring Eagle Gaming +


    10.17 Financial Services Agreement dated February 22, 1996 between Game Financial Corporation of Wisconsin and Ho-Chunk Nation +

    11.1     Statement re Computation of Earnings Per Share

    21.1     Subsidiaries of the Company

    23.1     Consent of Winthrop & Weinstine, P.A. (included in Exhibit 5.1)


    23.2 Consent of Lurie, Besikof, Lapidus & Co., LLP, Independent Certified Public Accountants


    24.1     Powers of Attorney

    27       Financial Data Schedule


* Management Contract

+ Confidential treatment has been requested for portions of this exhibit.

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information is presented in the consolidated financial statements included herein, or the schedule is not required.

ITEM 17. UNDERTAKINGS

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

ITEM 18. FINANCIAL STATEMENTS AND SCHEDULES

None.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on December 16, 1996.


                                   GAME FINANCIAL CORPORATION

                                   By:  /S/ GARY A. DACHIS
                                            Gary A. Dachis
                                 PRESIDENT AND CHIEF EXECUTIVE OFFICER


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                          TITLE                          DATE
/s/ GARY A. DACHIS          President, Chief Executive                December 16, 1996
    Gary A. Dachis          Officer, Secretary, Treasurer, and
                            Director (Principal Executive
                            Officer)


/s/       *                 Vice President Information Systems        December 16, 1996
Stephen P. Weisbrod         and Development, and Director


/s/ JEFFREY L. RINGER       Vice President Finance and Chief          December 16, 1996
    Jeffrey L. Ringer       Financial Officer (Principal
                            Financial and Accounting Officer)


/s/       *                 Director                                  December 16, 1996
Paul H. Ravich

* /s/ GARY A. DACHIS        Attorney-in-fact                          December 16, 1996
      Gary A. Dachis



                              INDEX TO EXHIBITS



 EXHIBIT
     NO.                              DESCRIPTION                                             METHOD OF FILING



 1.1          Form of Underwriting Agreement                               Filed as Exhibit 1.1 to Form S-1 Registration Statement
                                                                           on November 8, 1996, File No. 333-15769


 3.1          Articles of Incorporation of Game Financial Corporation,     Filed as Exhibit 3.1 to Form SB-2 Registration
              as amended                                                   Statement on February 24, 1994, File No. 33-75730C
                                                                           and incorporated herein by reference.


 3.2          Bylaws of Game Financial Corporation, as amended             Filed as Exhibit 3.2 to Form SB-2 Registration
                                                                           Statement on February 24, 1994, File No. 33-75730C
                                                                           and incorporated herein by reference.


 5.1          Opinion and Consent of Winthrop & Weinstine, P.A.            Filed as Exhibit 5.1 to Form S-1 Registration Statement
                                                                           on November 8, 1996, File No. 333-15769

10.1          Game Financial Corporation 1994 Stock Option and             Filed as Exhibit 10.1 to Form SB-2 Registration
              Incentive Plan, as amended *                                 Statement on February 24, 1994, File No. 33-75730C
                                                                           and incorporated herein by reference.

10.2          Employment Agreement between the Company and Gary A.         Filed as Exhibit 10.3 to Form SB-2 Registration
              Dachis *                                                     Statement on February 24, 1994, File No. 33-75730C
                                                                           and incorporated herein by reference.


10.2.1        Amendment to Employment Agreement between the Company and    Filed as Exhibit 10.2.1 to Form S-1 Registration
              Gary A. Dachis *                                             Statement on November 8, 1996, File No. 333-15769


10.3          Form of Non-Competition Agreement                            Filed as Exhibit 10.4 to Form SB-2 Registration
                                                                           Statement on February 24, 1994, File No. 33-75730C
                                                                           and incorporated herein by reference.

10.4          Form of Financial Services Agreement                         Filed as Exhibit 10.5 to Form SB-2 Registration
                                                                           Statement on February 24, 1994, File No. 33-75730C
                                                                           and incorporated herein by reference.

10.5          Form of Cash Advance Agreement                               Filed as Exhibit 10.6 to Form SB-2 Registration
                                                                           Statement on February 24, 1994, File No. 33-75730C
                                                                           and incorporated herein by reference.


10.6          Sublease Agreement between the Company and Grand Casinos,    Filed as Exhibit 10.6 to Form S-1 Registration Statement
              Inc.                                                         on November 8, 1996. File No. 333-15769


10.7          Financial Services Agreement between Game Financial Corp.    Filed as Exhibit 10.4 to Amendment No. 2 to Form
              of Louisiana and Coushatta Indian Tribe of Louisiana +       S-3 Registration Statement on February 28, 1996,
                                                                           File No. 33-98486 and incorporated herein by
                                                                           reference.

10.8          Cash Advance Agreement between Game Financial Corp. of       Filed as Exhibit 10.5 to Amendment No. 2 to Form
              Mississippi and Grand Casinos of Mississippi, Inc. --        S-3 Registration Statement on February 28, 1996,
              Gulfport +                                                   File No. 33-98486 and incorporated herein by
                                                                           reference.

10.9          Cash Advance Agreement between Game Financial Corp. of       Filed as Exhibit 10.6 to Amendment No. 2 to Form
              Mississippi and Grand Casinos of Mississippi, Inc. --        S-3 Registration Statement on February 28, 1996,
              Biloxi +                                                     File No. 33-98486 and incorporated herein by
                                                                           reference.

10.10         Financial Services Agreement between Game Financial Corp.    Filed as Exhibit 10.7 to Amendment No. 2 to Form
              of Louisiana and The Tunica Biloxi Indian Tribe of           S-3 Registration Statement on February 28, 1996,
              Louisiana +                                                  File No. 33-98486 and incorporated herein by
                                                                           reference.

10.11         Financial Services Agreement between Game Financial           Filed as Exhibit 10.8 to Amendment No. 2 to Form
              Corporation and The Corporate Commission of the Mille Lacs    S-3 Registration Statement on February 28, 1996,
              Band of Ojibwe (Hinckley) +                                   File No. 33-98486 and incorporated herein by
                                                                            reference.

10.12         Financial Services Agreement between Game Financial           Filed as Exhibit 10.9 to Amendment No. 2 to Form
              Corporation and The Corporate Commission of the Mille Lacs    S-3 Registration Statement on February 28, 1996,
              Band of Ojibwe (Mille Lacs) +                                 File No. 33-98486 and incorporated herein by
                                                                            reference.

10.13         Cash Advance Agreement between Game Financial Corporation     Filed as Exhibit 10.10 to Amendment No. 2 to Form
              and Stratosphere Corporation +                                S-3 Registration Statement on February 28, 1996,
                                                                            File No. 33-98486 and incorporated herein by
                                                                            reference.

10.14         Cash Advance Agreement between Game Financial Corporation     Filed as Exhibit 10.11 to Amendment No. 2 to Form
              of Mississippi and B.L. Development Corporation +             S-3 Registration Statement on February 28, 1996,
                                                                            File No. 33-98486 and incorporated herein by
                                                                            reference.

10.15         Financial Services Agreement between GameCash, Inc. and       Filed electronically herewith.
              Soaring Eagle Gaming +

10.16         Automatic Teller Machine Supply and Servicing Agreement       Filed electronically herewith.
              between GameCash, Inc. and Soaring Eagle Gaming +

10.17         Financial Services Agreement between Game Financial           Filed electronically herewith.
              Corporation of Wisconsin and Ho-Chunk Nation +


11.1          Statement re Computation of Earnings Per Share                Filed as Exhibit 11.1 to Form S-1 Registration Statement
                                                                            on November 8, 1996. File No. 333-15769


21.1          Subsidiaries of the Company                                   Filed as Exhibit 21.1 to Form 10K-SB for the year
                                                                            ended December 31, 1995 and incorporated herein by
                                                                            reference.

23.1          Consent of Winthrop & Weinstine, P.A.                         Included in Exhibit 5.1. TO Form S-1 Registratioon
                                                                            statement filed on November 8, 1996, File No. 333-15769

23.2          Consent of Lurie, Besikof, Lapidus & Co., LLP, Independent    Filed as exhibit 23.2 to Form S-1 Registration
                                                                            Statement on November 8, 1996, File No. 333-15769
              Certified Public Accountants


24.1          Powers of Attorney                                            Filed as Exhibit 24.1 to Form S-1 Registration Statement
                                                                            on November 8, 1996. File No. 333-15769



27            Financial Data Schedule                                       Filed as Exhibit 27 to Form S-1 Registration Statement
                                                                            on November 8, 1996. File No. 333-15769
